UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2011

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Autodesk, Inc. (“Autodesk” or the “Company”) held on June 16, 2011 (the “Annual Meeting”), the stockholders of Autodesk elected the following individuals to the Board of Directors. Each Director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non Votes*
Carl Bass	187,208,817	3,809,140	36,458	13,755,476
Crawford W. Beveridge	185,514,218	5,487,107	53,090	13,755,476
J. Hallam Dawson	185,625,854	5,353,238	75,323	13,755,476
Per-Kristian Halvorsen	185,260,038	5,716,529	77,848	13,755,476
Sean M. Maloney	190,426,191	551,076	77,148	13,755,476
Mary T. McDowell	189,533,703	1,444,163	76,549	13,755,476
Lorrie M. Norrington	190,416,362	564,499	73,554	13,755,476
Charles J. Robel	189,410,614	1,567,100	76,701	13,755,476
Steven M. West	180,376,374	10,603,236	74,805	13,755,476

*	Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at our Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012	195,771,457	8,876,272	162,162	0
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	160,985,733	29,933,815	134,867	13,755,476

	1 Year	2 Years	3 Years	Abstentions	Broker Non Votes
Proposal to recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.	173,122,171	115,623	17,781,527	35,094	13,755,476

In accordance with the recommendation of our Board of Directors and the voting results of the stockholders of Autodesk on this advisory proposal, our Board of Directors has adopted a policy to hold annual advisory votes on the compensation of our named executive officers. The next required advisory vote on the frequency of approval of the compensation of our named executive officers will take place no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: June 21, 2011